UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2025

BYLINE BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38139	36-3012593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 773 244-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Redemption of Subordinated Notes

On October 1, 2025 (the “Redemption Date”), Byline Bancorp, Inc. (“Byline”) redeemed the entire $75,000,000 outstanding principal amount of Byline’s 6.000% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Notes were redeemed pursuant to the terms of that certain Subordinated Debt Indenture, dated as of June 26, 2020, and supplemented by that certain First Supplemental Indenture, dated as of June 26, 2020, by and between Byline and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). As provided in the notice of full redemption, dated August 22, 2025, previously provided to the holders of the Notes, each such holder is entitled to receive the Redemption Price upon surrender of the Notes to the Trustee, who is acting as Byline’s paying agent in connection with the redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date:	October 6, 2025	By:	/s/ Roberto R. Herencia
Name: Roberto R. Herencia Title: Executive Chairman and CEO